UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2016

FLEETMATICS GROUP PLC

(Exact name of registrant as specified in its charter)

Ireland	001-35678	98-1170810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block C, Cookstown Court Belgard Road Tallaght Dublin 24 Ireland
(Address of principal executive offices)	(Zip Code)

+353 (1) 413 1250

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 1, 2016, Fleetmatics Group PLC (the “Company”) held its annual general meeting of shareholders (the “2016 Annual Meeting”) to consider and vote on the four proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 22, 2016. The final voting results are set forth below.

Proposal 1 – Re-Election of Directors

The shareholders re-elected each of the three persons named below to serve as a Class I director of the Company for a three-year term that expires at the Company’s annual general meeting of shareholders in 2019, subject to his earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
Vincent R. De Palma	34,578,533	622,745	57,626	1,428,435	98.07%
Andrew G. Flett	34,637,546	563,732	57,626	1,428,435	98.24%
Jack Noonan	34,308,291	629,442	321,171	1,428,435	97.30%

Proposal 2 – Re-Appointment of Auditors and Authorizing Directors to Determine Their Remuneration

The shareholders re-appointed PricewaterhouseCoopers as the Company’s auditors for the fiscal year ending December 31, 2016 and authorized the Company’s directors to determine their remuneration. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
36,598,944	28,971	59,424	99.76%

Proposal 3 –Advisory Vote to Recommend the Approval of the Company’s Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement for the 2016 Annual General Meeting. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
34,347,854	837,717	73,333	1,428,435	97.42%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2016	FLEETMATICS GROUP PLC

	By:	/s/ Stephen Lifshatz
	Name:	Stephen Lifshatz
	Title:	Chief Financial Officer
Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)